UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2003

ABLEAUCTIONS.COM, INC.

(Exact name of Registrant as specified in charter)

Florida	000-28179	59-3404233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1963 Lougheed Highway

Coquitlam, British Columbia Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code:  604-521-3369

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 5.

Other Events—Private Placement of Common Stock; Engagement of Placement Agent.

$3 MILLION FINANCING

On December 11, 2003, the Registrant has entered into an agreement to sell 4,615,385 shares of its common stock to select institutional investors, in order to raise a total of $3 million.  The per share offering price will be $0.65.  The investors will also receive warrants to purchase an aggregate of 1,384,616 shares of common stock at an exercise price of $.80 per share.  The agreement is subject to Amex approval.

HPC Capital Management (“HPC”) will serve as placement agent for the transaction.  Pursuant to the Investment Banking Agreement dated December 11, 2003, HPC will receive warrants to purchase an aggregate of 100,000 shares of common stock at an exercise price of $.80 per share for placement services.  In addition, pursuant to an amendment, negotiated in September, 2003 but finalized on December 11, 2003, of the engagement arrangement for the private placement of the Company’s common stock in September 2003, HPC will provide the Company with additional financial services and analysis for evaluating the Company’s growth and expansion, public exposure and to provide research reports for the Company.  In consideration for HPC’s services, HPC will receive an additional $5,000 fee and a warrant to purchase 100,000 shares of the Company’s common stock at an exercise of $0.44.

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The Registration Rights Agreement requires Ableauctions.com, Inc. to prepare and file with the Securities and Exchange Commission a registration statement for the purpose of registering under the Securities Act of 1933 all of the shares of the Company’s common stock that were sold to the investors pursuant to the Purchase Agreement as well as the shares of common stock issuable upon exercise of the warrants.

This announcement is not an offer to sell securities of Ableauctions.com, Inc., and any opportunity to participate in the private placement was available to a very limited group of investors.

The foregoing description of the private placement and the agreements with HPC do not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, the Registration Rights Agreement, the form of Common Stock Purchase Warrant, the Investment Banking Agreement and the Engagement letter, which are filed as Exhibits to this report and are incorporated herein by reference. In addition, the press release describing the private placement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.

Exhibits

10.1

Securities Purchase Agreement, dated December 11, 2003, by and among Ableauctions.com, Inc. and the investors named therein, including the Escrow Agreement attached as Exhibit A, Registration Rights Agreement attached as Exhibit B thereto and a form of Common Stock Purchase Warrant attached as Exhibit C thereto.

10.2

Investment Banking Agreement dated December 11, 2003 by and between Ableauctions.com, Inc. and HPC Capital Management.

10.3

Amendment to Engagement Arranagment dated December 11, 2003 by and between Ableauctions.com, Inc. and HPC Capital Management.

99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

“Abdul Ladha”

Abdul Ladha, Chief Executive Officer

Dated:  December 11, 2003